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                                  EXHIBIT 24.1

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Bev-Tyme, Inc. on Form S-8 of our report dated March 26, 1997 on our audits of the consolidated financial statements as of December 31, 1996, and for each of the two years in the period ended December 31, 1996, which report was included in the Annual Report on Form 10-KSB.

                                                  /s/ Moore Stephens, P.C.
                                                  MOORE STEPHENS, P.C.
                                                  Certified Public Accountants

Cranford, New Jersey
April 24, 1997